As filed with the Securities and Exchange Commission on March 2, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
NEON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-3915846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
40 Erie Street, Suite 110
Cambridge, MA 02139
(617) 337-4701
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Neon Therapeutics, Inc. 2018 Stock Option and Incentive Plan
Neon Therapeutics, Inc. 2018 Employee Stock Purchase Plan
(Full title of the plans)
 ________________________________________________________________
Hugh O'Dowd
President and Chief Executive Officer
Neon Therapeutics, Inc.
40 Erie Street, Suite 110
Cambridge, MA 02139
(617) 337-4701
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 ________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
2018 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	1,149,189(2)	$1.50	$1,723,783.50	$223.74
2018 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	287,297(4)	$1.50	$430,945.50	$55.94
Total	1,436,486		$2,154,729.00	$279.68

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of 1,149,189 additional shares issuable under the 2018 Stock Option and Incentive Plan, which represents the automatic annual increase to the number of shares available for issuance under the 2018 Stock Option and Incentive Plan effective as of January 1, 2020.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $1.50, the average of the high and low price of the registrant’s Common Stock as reported on the NASDAQ Global Select Market on February 26, 2020.

(4)
Consists of 287,297 additional shares issuable under the 2018 Employee Stock Purchase Plan, which represents the automatic annual increase to the number of shares available for issuance under the 2018 Employee Stock Purchase Plan effective as of January 1, 2020.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 1,149,189 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2018 Stock Option and Incentive Plan and (ii) an additional 287,297 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2018 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-225937, filed by the Registrant on June 28, 2018, relating to the Registrant’s 2015 Stock Option and Grant Plan, 2018 Stock Option and Incentive Plan and 2018 Employee Stock Purchase Plan pursuant to General Instruction E.
PART II
Information Required in the Registration Statement
Item 8.     Exhibits
Refer to the Exhibit Index on the next page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38551) filed with the SEC on June 29, 2018)

4.2		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38551) filed with the SEC on June 29, 2018)

4.3
Amended and Restated Investors' Rights Agreement among the Registrant and certain of its stockholders, dated December 28, 2016 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225330) filed with the SEC on May 31, 2018)

5.1	*	Opinion of Goodwin Procter LLP

23.1	*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	*	Power of attorney (included on the signature pages of this registration statement)

99.1
2018 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225330) filed with the SEC on June 15, 2018)

99.2		2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225330) filed with the SEC on June 15, 2018)
___________________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of March, 2020.

NEON THERAPEUTICS, INC.
By:	/s/ Hugh O'Dowd
Hugh O'Dowd President, Chief Executive Officer and Principal Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Hugh O’Dowd and Yasir B. Al-Wakeel, B.M.B.Ch. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Hugh O'Dowd	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2020
Hugh O'Dowd

/s/ Yasir B. Al-Wakeel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2020
Yasir B. Al-Wakeel, B.M.B.Ch.

/s/ Robert Bazemore	Director	March 2, 2020
Robert Bazemore

/s/ Robert Kamen	Director	March 2, 2020
Robert Kamen, Ph.D.

/s/ Eric Lander	Director	March 2, 2020
Eric S. Lander, Ph.D.

/s/ Cary Pfeffer	Director	March 2, 2020
Cary G. Pfeffer, M.D.

/s/ Stephen A. Sherwin	Director	March 2, 2020
Stephen A. Sherwin, M.D.

/s/ Robert Tepper	Director	March 2, 2020
Robert Tepper, M.D.

/s/ Meryl Zausner	Director	March 2, 2020
Meryl Zausner